Exhibit B-1

                                                             EXECUTION COPY



                    Amendment  No. 1,  dated as  of December  31,  1996, to

          Stock  Purchase  Agreement,  dated   as  of  September  7,  1996,

          ("Original  Agreement"),  among   Polsky  Energy  Corporation,  a

          Delaware Corporation (the "Company"),  GPU International, Inc.  a

          Delaware corporation  formerly known as Energy  Initiatives, Inc.

          ("GPUI"), and Michael Polsky  ("Polsky"), as assignee of Allstate

          Insurance   Company   and   Allstate   Life   Insurance   Company

          (collectively, "Allstate").

                    WHEREAS, pursuant  to the Original  Agreement, GPUI has

          prior  to the date hereof purchased 906  shares of Class D Voting

          Common  and  1,894 shares  of Class  C  Non-Voting Common  of the

          Company;

                    WHEREAS, pursuant to  the Original Agreement,  Allstate

          has prior  to the date  hereof purchased 750  shares of  Series E

          Common (the "Series E Shares") from the Company;

                    WHEREAS, pursuant  to a Stock  Purchase Agreement dated

          as  of August 27, 1996, Polsky purchased from Allstate the Series

          E  Shares and  all 2,500  shares of  Series A Preferred  owned by

          Allstate,  and assumed  all of  Allstate's obligations  under the

          Original Agreement;

                    WHEREAS,  the  Original   Agreement  requires  GPUI  to

          purchase 573 additional shares  of Class C Non-Voting  Common and

          27 additional shares  of Class  D Voting Common,  and Polsky  (as successor in interest to Allstate)  to purchase an additional 250 shares of Class E Common;

                    WHEREAS, the  parties now desire to  amend the Original





          Agreement  in order  to (i)  reduce to  191 and  9 the  number of shares  of Class C Non-Voting  Common and Class  D Voting Common,

          respectively, which GPUI is obligated to purchase; (ii) reduce to

          83 1/3  the aggregate number  of Class E  Shares which Polsky  is obligated  to purchase; and (iii) extend to December 31, 1996 the date on which such purchases from the Company are to be made.

                    NOW  THEREFORE, in  consideration of  the  premises for

          other good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

                    1.   Definitions.  Terms used herein  and not otherwise

          defined have the meaning set forth in the Original Agreement.

                    2.   Amendments to Original Agreement.

                         (a)  Clauses (i)  and (ii) of Section  1.01 of the

          Original Agreement are hereby amended  in their entirety to  read as follows:

                              (i) GPUI agrees to purchase from the Company, and the Company agrees to sell to GPUI, a total of 915 shares of Class D Voting Common and 2,085 shares of Class C Non-Voting Common for an aggregate purchase price of $7,500,000, or $2,500 per share. Of such shares, GPUI agrees to purchase from the Company, and the Company agrees to sell to GPUI, on the date hereof, 824 shares of Class D Voting Common and 176 shares of Class C Non-Voting Common (the "EII Initial Shares"), for an aggregate purchase price of $2,500,000 (the "EII Initial Contribution") and GPUI agrees to purchase from the Company, and the Company agrees to sell to GPUI, on the dates specified in Article II hereof (but subject to Section 2.04 hereof), a total of 1,909 shares of Class C Non-Voting Common and 91 shares of Class D Voting Common (collectively, the "EII Subscription Shares" and, together with the EII Initial Shares, the "EII Shares"), for an aggregate purchase price of $5,000,000; and

                              (ii) Polsky,    as     successor    to    the
                    Institutional Investor, and Polsky, as successor to the Other Institutional Investor, agrees to purchase from the Company, and the Company agrees to sell to Polsky, as successor to the Institutional Investor, and Polsky, as successor to the Other Institutional Investor, on the dates specified in Article II hereof (but subject





                    to Section 2.04 hereof), an aggregate of 556-1/3 shares and 277 shares, respectively, of Class E Common (the "Investor Subscription Shares") for an aggregate
                    purchase   price   of   $1,390,833.33   and   $692,500,
                    respectively, or $2,500 per share.


                         (b)  The   date  "July   1,   1996"  in   Sections

          2.01(a)(i) and  2.02(a)(i) is deleted and the  date "December 31,

          1996" inserted in its place.

                         (c)  The row beginning "July 1, 1996" in Exhibit B

          is amended in its entirety to read as follows:


                                               Polsky (as       Polsky (as
                                               successor to     successor to
                                   GPUI        Institutional    Other Institut-
                  GPUI (Class C    (Class D    Investor)        ional Investor)
  Subsequent      Non-Voting       Voting      (Class E         (Class E
  Closing Date    Common)          Common)     Common)          Common)


  Dec. 31, 1996   191              9           56 1/3           27



                   3.    Depere Energy Center

                         (a)  The parties agree  as following regarding the

          Depere Energy Center (the "Project"), which has been under  joint development by GPUI and  the Company pursuant to a  Joint Venture

          Agreement dated as of February 11, 1994 ("JVA"):

                         (i)  GPUI   shall   be   deemed   withdrawn   from

                   development of the Project,  and shall have no operating

                   rights thereto  (it being  understood that  the  Project

                   shall not be considered  a Designated Project, or reduce

                   the number  of Designated Projects for  which GPUI shall

                   have the right to  operate as set forth in  Section 6.02

                   of the  Original Agreement), and the  parties agree that

                   the JVA shall be deemed terminated;





                         (ii)      GPUI   shall  be  obligated  to  pay  by

                   December 31,  1996 the sum of  US$185,436.84 (the  Final

                   Payment ), which represents all amounts  billed to GPUI,

                   but unpaid, through October 31, 1996  in connection with

                   the development of the Project.   The Company shall  not

                   bill  to GPUI, and GPUI  shall not be  obligated to pay,

                   any other Project  development costs including,  without

                   limitation, any costs incurred after November 1, 1996.

                         (iii)     At the  finance closing for  the Project

                   ("Finance Closing"),  the Company  shall pay to  GPUI an

                   aggregate amount of US$636,550.96; which  represents the

                   sum of  the total  development costs heretofore  paid by

                   GPUI plus the Final Payment, multiplied by 125%.

                         (iv)      GPUI's  outstanding   letter  of  credit

                   ("L/C")  in the  face  amount of  $1,788,850, which  was

                   furnished  to Wisconsin Public Service Company ("WPSC"),

                   shall remain in  place until the earlier of  (A) receipt

                   or  denial of  a certificate  of public  convenience and

                   necessity for the  Project and (B)  August 31, 1997,  at

                   which point the Company shall return the L/C to GPUI for

                   cancellation.  In the event of any draw on the L/C prior

                   to its return to GPUI, the Company shall (x) immediately

                   upon demand, pay to  GPUI (or the issuing bank,  as GPUI

                   may direct)  an amount equal  to one-half of  such draw,

                   and  (y) at the Finance  Closing, pay to  GPUI an amount

                   equal  to one-half  of such  draw.   At the  the Finance

                   Closing, the Company  shall pay to GPUI  an amount equal

                   to the sum of all fees and costs (including fees payable

                   to  the issuing  bank) incurred  by GPUI  to  obtain and





                   maintain  the  L/C,  multiplied  by  125%.  The  amounts

                   payable by  the Company  under this  clause (iv)  are in

                   addition to amounts payable under clause (iii) above.

                         4.   Miscellaneous.

                              (a)  The  parties  understand and  agree that

          except for  GPUI's obligation to purchase an additional 191 Class

          C  Shares  and  9 Class  D  Shares,  and  Polsky's obligation  to purchase in the aggregate an additional 83 1/3 Class E Shares, in each case on December 31, 1996 and for a purchase price of $2,500 per share, neither  GPUI nor  Polsky shall be  under any  further obligation to purchase any shares of capital stock of the Company under the Original Agreement, as amended by this Amendment.

                              (b)  This  Amendment shall be governed by the

          laws of the State  of Delaware without giving effect  to conflict of law principles.

                              (c)  This  Amendment  may   be  executed   in

          counterparts, each of which  shall be deemed an original  but all of which shall constitute one and the same instrument.

                              (d)  Except  as  expressly  amended  by  this

          Amendment, the Original Agreement shall  remain in full force and effect.





          IN  WITNESS  WHEREOF, the  undersigned  have  duly executed  this

          Amendment as of the date first above written.

                                             GPU INTERNATIONAL, INC.



                                             By:___________________________
                                             Name:
                                             Title:




                                             ______________________________
                                             Michael Polsky




                                             POLSKY ENERGY CORPORATION



                                             By:___________________________
                                             Name:
                                             Title: